Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2024 Third Quarter Results
Dallas—(November 8, 2024) Creative Media & Community Trust Corporation (NASDAQ and TASE: CMCT) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three months ended September 30, 2024.
Third Quarter 2024 Highlights
Real Estate Portfolio
•Same-store office portfolio(2) was 72.9% leased.
•Executed 4,850 square feet of leases with terms longer than 12 months.
Financial Results
•Net loss attributable to common stockholders of $34.8 million, or $1.22 per diluted share.
•Funds from operations attributable to common stockholders (“FFO”)(3)1 was $(28.4) million, or $(1.00) per diluted share.
•Core FFO attributable to common stockholders(4)1 was $(11.5) million, or $(0.40) per diluted share.
•In September 2024, the Company suspended its offering of Series A1 Preferred Stock and redeemed a total of 2,589,606 and 2,167,156 shares of Series A1 Preferred Stock and Series A Preferred stock, respectively, which were paid in shares of the Company’s Common Stock, resulting in the total issuance of 60,526,804 shares of Common Stock.
Management Commentary
“We continue to make progress on our previously announced actions to accelerate our focus towards premier multifamily assets, strengthen our balance sheet and improve our liquidity,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. “We are in the advanced stages of refinancing several of our assets. We intend to use part of the proceeds from these property-level refinancings to fully repay and retire our recourse corporate-level credit facility. We plan to invest any remaining proceeds, along with proceeds from any future potential asset sales, principally in premier multifamily properties.”

“We also continued to make progress on our multifamily development pipeline and hotel renovation. We finalized our partial conversion of office to multifamily at our 4750 Wilshire / 701 S Hudson property in the quarter and commenced the lease up of the 68 luxury units. We continue to expect our 36-unit multifamily development in Echo Park Los Angeles to be completed in the third quarter of 2025. At our hotel property, we completed the renovation of nearly 300 rooms. While the construction related to the renovations impacted our third quarter results, we anticipate finalizing all 503 rooms around 2024 year-end.”
Third Quarter 2024 Results
Real Estate Portfolio
As of September 30, 2024, our real estate portfolio consisted of 27 assets, all of which were fee-simple properties and five of which we own through investments in unconsolidated joint ventures (the “Unconsolidated Joint Ventures”). The Unconsolidated Joint Ventures own two office properties (one of which has been partially converted into multifamily units), one multifamily site currently under development, one multifamily property and one commercial development site. The portfolio includes 13 office properties, totaling approximately 1.3 million rentable square feet, three multifamily properties totaling 696 units, nine development sites (three of which are being used as parking lots) and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $34.8 million, or $1.22 per diluted share of Common Stock, for the three months ended September 30, 2024, compared to a net loss attributable to common stockholders of $22.9 million, or $0.94 per diluted share of Common Stock, for the same period in 2023. The increase in net loss attributable to common stockholders was driven by a decrease in
1 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

FFO2 of $20.9 million (described below), partially offset by a decrease in depreciation and amortization expense, adjusted for the impact of non controlling interests, of $9.1 million.
FFO2 attributable to common stockholders(3) was $(28.4) million, or $(1.00) per diluted share of Common Stock for the three months ended September 30, 2024 compared to $(7.5) million, or $(0.31) per diluted share of Common Stock, for the same period in 2023. The decrease in FFO2 was primarily attributable to an increase in redeemable preferred stock redemptions of $15.7 million, a decrease of $3.6 million in segment net operating income and an increase in redeemable preferred stock dividends of $1.2 million.
Core FFO2 attributable to common stockholders(4) was $(11.5) million, or $(0.40) per diluted share of Common Stock for the three months ended September 30, 2024 compared to $(7.1) million, or $(0.29) per diluted share of Common Stock, for the same period in 2023. The decrease in Core FFO2 is attributable to the aforementioned changes in FFO2, while not impacted by the increase in redeemable preferred stock redemptions or transaction-related costs, as these are excluded from our Core FFO2 calculation.
Segment Information
Our reportable segments during the three months ended September 30, 2024 and 2023 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $7.6 million for the three months ended September 30, 2024, compared to $11.2 million for the same period in 2023.
Office
Same-Store
Same-store(2) office segment NOI(5) decreased to $5.4 million for the three months ended September 30, 2024, compared to $9.4 million in the same period in 2023, while same-store(1) office Cash NOI(6)2 decreased to $6.4 million for the three months ended September 30, 2024, compared to $9.9 million in the same period in 2023. The decreases in same-store(2) office segment NOI(5) and same-store(2) office cash NOI(6)2 were primarily attributable to our same store unconsolidated office entities, which collectively experienced a net unrealized loss on their investments in real estate, compared to net a unrealized gain recognized in the prior year-period. In addition, our consolidated same-store office properties saw an increase in operating expenses, primarily attributable to higher repairs and maintenance, utilities, and administrative expenses at an office property in Oakland, California and higher repairs and maintenance expenses and real estate tax expense at an office property in Austin, Texas.
At September 30, 2024, the Company’s same-store(2) office portfolio was 72.2% occupied, a decrease of 990 basis points year-over-year on a same-store(2) basis, and 72.9% leased, a decrease of 1,100 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $60.31 at September 30, 2024, compared to $57.04 at September 30, 2023. During three months ended September 30, 2024, the Company executed 4,850 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) decreased to $5.4 million for the three months ended September 30, 2024, from $9.3 million for the same period in 2023. The decrease was due to the decrease in same-store(2) office segment NOI(5) discussed above.
2 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Hotel
Hotel Segment NOI(5) was $973,000 for the three months ended September 30, 2024, a decrease from $1.9 million for the same period in 2023, primarily due to a a decrease in occupancy, which was negatively impacted by ongoing construction related to hotel renovations, beginning during the three months ended September 30, 2024. The following table sets forth the occupancy, average daily rate and revenue per available room for our hotel in Sacramento, California for the specified periods:

	Three Months Ended September 30,
	2024	2023
Occupancy	55.5%	68.9%
Average daily rate(a)	$184.69	$175.91
Revenue per available room(b)	$102.55	$121.14
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as an investment in a multifamily building in the Echo Park neighborhood of Los Angeles, California through one of the Unconsolidated Joint Ventures, all of which were acquired during the first quarter of 2023. Our multifamily segment NOI(5) was $508,000 for the three months ended September 30, 2024, compared to $(391,000) for the same period in 2023. The increase in our multifamily segment NOI(5) was primarily due to higher occupancy and higher net monthly rent per occupied unit(9) at our multifamily properties in Oakland, California during the three months ended September 30, 2024, compared to the three months ended September 30, 2023. As of September 30, 2024, our Multifamily Segment was 92.0% occupied, monthly rent per occupied unit(8) was $2,555 and net monthly rent per occupied unit(9) was $2,444, compared to 84.1%, $2,869, and $2,100, respectively, as of September 30, 2023.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(5) was $688,000 for the three months ended September 30, 2024, compared to $366,000 for the same period in 2023. The increase was primarily due to a decrease in interest expense resulting from the amount of principal repayments on our SBA 7(a) loan-backed notes.
Debt and Equity
During the three months ended September 30, 2024, we issued 548,876 shares of Series A1 Preferred Stock for aggregate net proceeds of $12.2 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering, such as commissions, dealer manager fees and other offering fees and expenses as well as allocated indirect offering costs.
In September 2024, the Company suspended its offering of Series A1 Preferred Stock. In addition, in September 2024, the Company redeemed a total of 2,589,606 and 2,167,156 shares of Series A1 Preferred Stock and Series A Preferred stock, respectively, which were paid in shares of the Company’s Common Stock (including the payment of accrued and unpaid dividends on the redeemed shares), resulting in the total issuance of 60,526,804 shares of Common Stock.
In addition, during the three months ended September 30, 2024 we made incremental paydowns of $4.0 million on our revolving credit facility.
Dividends
On September 16, 2024, we declared a stock dividend of $0.04 (or 0.0202 shares of Common Stock) per share of Common Stock, payable in shares of Common Stock on October 8, 2024, using a price of $1.985 per share, resulting in the issuance of 1,684,634 shares of Common Stock.

About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO attributable to common stockholders are provided below. Certain of these performance measures—Cash NOI, FFO attributable to common stockholders and Core FFO attributable to common stockholders —are non-GAAP financial measures. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after July 1, 2023; (ii) sold or otherwise removed from our consolidated financial statements on or before September 30, 2024; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on July 1, 2023 and ending on September 30, 2024. When determining our same-store office properties as of September 30, 2024, one office property was excluded pursuant to (i) and (iii) above and one office property as excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders (“FFO”): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles

(“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.
(9)Net monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period less rent concessions granted during the specified period, divided by occupied units.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A of CMCT’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable laws.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@creativemediacommunity.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
ASSETS
Investments in real estate, net	$702,845	$704,762
Investments in unconsolidated entities	34,196	33,505
Cash and cash equivalents	18,454	19,290
Restricted cash	17,521	24,938
Loans receivable, net	55,742	57,005
Accounts receivable, net	4,198	5,347
Deferred rent receivable and charges, net	21,087	28,222
Other intangible assets, net	3,663	3,948
Other assets	10,343	14,183
TOTAL ASSETS	$868,049	$891,200
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$478,339	$471,561
Accounts payable and accrued expenses	26,582	26,426
Due to related parties	8,864	3,463
Other liabilities	10,604	12,981
Total liabilities	524,389	514,431
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A1 cumulative redeemable preferred stock, $0.001 par value; 25,226,343 and 27,904,974 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 913,630 shares issued and outstanding as of September 30, 2024 and no shares issued or outstanding as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	20,799	—
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 31,519,738 and 34,611,501 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 8,820,338 and 4,340,076 shares issued and outstanding, respectively, as of September 30, 2024 and 8,820,338 and 7,431,839 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	108,703	185,704
Series A1 cumulative redeemable preferred stock, $0.001 par value; 25,226,343 and 27,904,974 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 11,327,248 and 8,553,591 shares issued and outstanding, respectively, as of September 30, 2024 and 10,473,369 and 10,378,343 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	211,877	256,935
Series D cumulative redeemable preferred stock, $0.001 par value; 26,991,590 shares authorized as of September 30, 2024 and December 31, 2023; 56,857 and 48,447 shares issued and outstanding, respectively, as of September 30, 2024 and 56,857 and 48,447 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	1,190	1,190
Common stock, $0.001 par value; 900,000,000 shares authorized; 83,447,280 shares issued and outstanding as of September 30, 2024 and 22,786,741 shares issued and outstanding as of December 31, 2023	87	23
Additional paid-in capital	984,978	852,476
Distributions in excess of earnings	(985,874)	(921,925)
Total stockholders’ equity	320,961	374,403
Non-controlling interests	1,900	2,366
Total equity	322,861	376,769
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$868,049	$891,200

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES:
Rental and other property income	$18,150	$17,061	$56,172	$49,999
Hotel income	6,808	7,485	29,768	29,590
Interest and other income	3,658	3,572	11,113	10,201
Total Revenues	28,616	28,118	97,053	89,790
EXPENSES:
Rental and other property operating	17,373	15,509	52,550	47,713
Asset management and other fees to related parties	515	724	1,334	2,071
Expense reimbursements to related parties—corporate	592	524	1,809	1,729
Expense reimbursements to related parties—lending segment	672	648	1,908	2,166
Interest	9,616	9,733	27,819	24,678
General and administrative	2,221	2,142	5,243	5,751
Transaction-related costs	526	38	1,351	3,398
Depreciation and amortization	6,423	16,082	19,357	46,056
Total Expenses	37,938	45,400	111,371	133,562
(Loss) income from unconsolidated entities	(1,239)	1,189	(442)	1,053
Gain on sale of real estate (Note 3)	—	—	—	1,104
LOSS BEFORE PROVISION FOR INCOME TAXES	(10,561)	(16,093)	(14,760)	(41,615)
Provision for income taxes	15	554	573	969
NET LOSS	(10,576)	(16,647)	(15,333)	(42,584)
Net loss attributable to non-controlling interests	192	874	423	2,501
NET LOSS ATTRIBUTABLE TO THE COMPANY	(10,384)	(15,773)	(14,910)	(40,083)
Redeemable preferred stock dividends declared or accumulated (Note 11)	(7,966)	(6,809)	(23,601)	(18,341)
Redeemable preferred stock deemed dividends (Note 11)	(327)	—	(755)	—
Redeemable preferred stock redemptions (Note 11)	(16,098)	(352)	(17,471)	(1,040)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(34,775)	$(22,934)	$(56,737)	$(59,464)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(1.22)	$(0.94)	$(2.20)	$(2.44)
Diluted	$(1.22)	$(0.94)	$(2.20)	$(2.44)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	28,493	24,422	25,789	24,402
Diluted	28,493	24,422	25,789	24,402

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles ("GAAP"), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the "NAREIT").

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFO of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Numerator:
Net loss attributable to common stockholders	$(34,775)	$(22,934)	$(56,737)	$(59,464)
Depreciation and amortization	6,423	16,082	19,357	46,056
Noncontrolling interests’ proportionate share of depreciation and amortization	(68)	(626)	(240)	(1,986)
Gain on sale of real estate	—	—	—	(1,104)
FFO attributable to common stockholders	(28,420)	(7,478)	$(37,620)	$(16,498)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted FFO attributable to common stockholders	$(28,420)	$(7,478)	$(37,620)	$(16,498)
Denominator:
Basic weighted average shares of common stock outstanding	28,493	24,422	25,789	24,402
Effect of dilutive securities—contingently issuable shares (a)	—	—	—	3
Diluted weighted average shares and common stock equivalents outstanding	28,493	24,422	25,789	24,405
FFO attributable to common stockholders per share:
Basic	$(1.00)	$(0.31)	$(1.46)	$(0.68)
Diluted	$(1.00)	$(0.31)	$(1.46)	$(0.68)
______________________
(a)For the three months ended September 30, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call Core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, Core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate Core FFO in the same manner as we do, or at all; accordingly, our Core FFO may not be comparable to the Core FFO of other REITs who calculate such a metric. Therefore, Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to Core FFO attributable to common stockholders for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Numerator:
Net loss attributable to common stockholders	$(34,775)	$(22,934)	$(56,737)	$(59,464)
Depreciation and amortization	6,423	16,082	19,357	46,056
Noncontrolling interests’ proportionate share of depreciation and amortization	(68)	(626)	(240)	(1,986)
Gain on sale of real estate	—	—	—	(1,104)
FFO attributable to common stockholders	$(28,420)	$(7,478)	$(37,620)	$(16,498)
Redeemable preferred stock redemptions	16,098	352	17,471	1,040
Redeemable preferred stock deemed dividends	327	—	755	—
Transaction-related costs	526	38	1,351	3,398
Noncontrolling interests’ proportionate share of transaction-related costs	—	—	—	(194)
Core FFO attributable to common stockholders	$(11,469)	$(7,088)	$(18,043)	$(12,254)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted Core FFO attributable to common stockholders	$(11,469)	$(7,088)	$(18,043)	$(12,254)
Denominator:
Basic weighted average shares of common stock outstanding	28,493	24,422	25,789	24,402
Effect of dilutive securities-contingently issuable shares (a)	—	—	—	4
Diluted weighted average shares and common stock equivalents outstanding	28,493	24,422	25,789	24,406
Core FFO attributable to common stockholders per share:
Basic	$(0.40)	$(0.29)	$(0.70)	$(0.50)
Diluted	$(0.40)	$(0.29)	$(0.70)	$(0.50)
______________________
(a)For the three months ended September 30, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Cash NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate cash NOI in the same manner. We consider cash NOI to be a useful performance measure to investors and management because, when compared across periods, it reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended September 30, 2024 and 2023.

	Three Months Ended September 30, 2024
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	$6,415	$—	$6,415	$973	$508	$688	$8,584
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(996)	—	(996)	—	—	—	(996)
Segment net operating income	$5,419	$—	$5,419	$973	$508	$688	$7,588
Interest and other income							158
Asset management and other fees to related parties							(515)
Expense reimbursements to related parties—corporate							(592)
Interest expense							(8,830)
General and administrative							(1,421)
Transaction-related costs							(526)
Depreciation and amortization							(6,423)
Loss before benefit for income taxes							(10,561)
Provision for income taxes							(15)
Net loss							(10,576)
Net loss attributable to noncontrolling interests							192
Net loss attributable to the Company							$(10,384)

	Three Months Ended September 30, 2023
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income (loss)	$9,938	$(49)	$9,889	$1,922	$90	$366	$12,267
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(571)	—	(571)	(1)	(481)	—	(1,053)
Segment net operating income (loss)	$9,367	$(49)	$9,318	$1,921	$(391)	$366	$11,214
Interest and other income							220
Asset management and other fees to related parties							(724)
Expense reimbursements to related parties—corporate							(524)
Interest expense							(8,556)
General and administrative							(1,603)
Transaction-related costs							(38)
Depreciation and amortization							(16,082)
Loss before benefit for income taxes							(16,093)
Provision for income taxes							(554)
Net loss							(16,647)
Net loss attributable to noncontrolling interests							874
Net loss attributable to the Company							$(15,773)